UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2011

UNITED NATURAL FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 528-8634

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

The following information is being furnished under Item 2.02—Results of Operations and Financial Condition. This information, including the exhibit attached hereto, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information under this Item 2.02 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, regardless of any general incorporation language in such filing.

On March 3, 2011, United Natural Foods, Inc., a Delaware corporation (the “Company”) issued a press release to report its financial results for the second fiscal quarter ended January 29, 2011. The press release is furnished as Exhibit 99.1 hereto.

The press release furnished herewith as Exhibit 99.1 presents the Company’s net sales for the second quarter of fiscal 2011 excluding the impact of sales related to the Company’s June 2010 Canadian acquisition and its acquisition of certain inventory and distribution assets of Whole Foods Market Distribution, Inc. (“Whole Foods Market”) in October 2010.  The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. The Company believes that presenting its net sales for the second quarter of fiscal 2011 excluding sales related to the Company’s Canadian acquisition and its acquisition of certain inventory and distribution assets of Whole Foods Market facilitates making period-to-period comparisons and is a meaningful indication of its operating performance. The Company’s management utilizes this non-GAAP financial information to compare the Company’s operating performance during the 2011 fiscal year versus the comparable periods in the 2010 fiscal year and to internally prepared projections.

Item 9.01               Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

99.1	Press Release of United Natural Foods, Inc. dated March 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

		By:	/s/ Mark E. Shamber
		Name:	Mark E. Shamber
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date:	March 3, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of United Natural Foods, Inc. dated March 3, 2011.